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                                                                    EXHIBIT (11)

                                 STEPAN COMPANY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           1994        1993(B)
                                                                          -------      -------
COMPUTATION OF PER SHARE EARNINGS
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Net income.............................................................   $13,845      $10,776
Deduct dividends on preferred stock....................................     1,076        1,097
                                                                          -------      -------
Income applicable to common stock......................................   $12,769      $ 9,679
                                                                          =======      =======
Weighted average number of shares outstanding..........................     9,924        9,894
Per share earnings*....................................................   $ 1.287      $  .978
                                                                          =======      =======
COMPUTATION OF PER SHARE PRIMARY EARNINGS
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Income applicable to common stock......................................   $12,769      $ 9,679
                                                                          =======      =======
Weighted average number of shares outstanding..........................     9,924        9,894
Add net shares issuable from assumed exercise of options
  (under treasury stock method)........................................       142          206
                                                                          -------      -------
Shares applicable to primary earnings..................................    10,066       10,100
                                                                          =======      =======
Per share primary earnings*............................................   $ 1.269      $  .958
                                                                          =======      =======
Dilutive effect........................................................       1.4%         2.0%
                                                                          =======      =======
COMPUTATION OF PER SHARE FULLY DILUTED EARNINGS
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Net income.............................................................   $13,845      $ 9,679(A)
                                                                          =======      =======
Weighted average number of shares outstanding..........................     9,924        9,894
Add net shares issuable from assumed exercise of options
  (under treasury stock method)........................................       154          206
Add weighted average shares issuable from assumed conversion of
  convertible preferred stock..........................................       894           --(A)
                                                                          -------      -------
Shares applicable to fully diluted earnings............................    10,972       10,100
                                                                          =======      =======
Per share fully diluted earnings*......................................   $ 1.262      $  .958
                                                                          =======      =======
Dilutive effect........................................................       1.9%         2.0%
                                                                          =======      =======

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(A) For 1993, the assumed conversion of convertible preferred stock would have been antidilutive. Accordingly, the dividends and shares issuable from assumed conversion have been excluded pursuant to APB No. 15.

(B) All share and per share data have been restated for the two-for-one common stock split effective December 15, 1994.

  * Rounded

     This calculation is submitted in accordance with Regulation S-K, item 601(b)(11).